Exhibit 13.1

TESTING THE WATERS

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Press Release, September 30, 2024

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THE INDUSTRY SHIFT

Redefining the landscape of luxury cars, forever altering the industry

MCQ Markets aims to dismantle the traditional barriers of luxury asset ownership through fractional ownership. We make high-value assets not just accessible, but investable.

View Assets Now

Automotive | Collectable Car | Super Car

1986 Lamborghini Countach 5000 QV *"Quattrovalvolve"*



Rarity: 1 of 610 units of the QV 5000

Coming Soon...

SEIZE THE MOMENT

Discover Assets in Offer



Lamborghini Countach 5000 QV

Coming Soon Learn More

$20.00
Price Per Unit



2012 Lexus LFA Pearl White

Coming Soon Learn More

$20.00
Price Per Unit



Ferrari 512 BBi

Designed by Leonardo Fioravanti @ Pinanfarina. Among one of the last fully hand-built cars from Ferrari.

Coming Soon Learn More



2014 Mercedes SLS AMG Black Series

With an estimation of only 350 being built worldwide and approximately 132 built for the US.

Coming Soon Learn More



Restoration Projects: Coming Soon

Our restoration project offerings are coming soon. Stay tuned for more details and exciting updates!

Coming Soon



FAST, SIMPLE, EASY

Limited Availability. Unlimited Luxury.

MCQ Markets doesn't just offer luxury cars; we offer an opportunity to explore alternative, passion driven investments that you feel proud to talk about. With us, you can diversify your investment mix with rare and historically significant automobiles, complementing traditional assets in your portfolio. It's an opportunity to explore alternative investments with incredibly unique value.

1

Create an Account

Create your account to get access and browse the MCQ Markets investment opportunities and offerings.

2

Browse our Marketplace

After signup you'll have access to all assets available on our platform. Buy, Build, and Creating your furture.

3

Buy Exclusive Assets

Each share is initially valued at $20 and the minimum investment is $500 (25 shares) per asset.

4

Liquidate Investment

Upon reaching their investment term, assets will aim to be sold either through auction or private transaction.

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OUR TAILORED SANCTUARY

Join a community rooted in trust, transparency, and a shared appreciation for the extraordinary. **Experience the intersection of luxury and modern investment with MCQ Markets—where passion becomes a part of your portfolio.**

Super Community

Curating a like-minded community of collectors, enthusiasts, and dreamers.

Luxury, Shared

We make high-value assets not just accessible, but investable.

Exclusive Access

Tailored marketplace, ensuring every item listed is of exceptional quality.

Innovation Focused

Cutting-edge technology to enhance consumer the buying experience.

Need more information or have more questions? We have the answers.

Get more Information

- How does MCQ Markets choose which assets to acquire? +
- Why does MCQ Markets only offer Classic Cars? +
- Are there any risks involved in the securities that MCQ Markets offers? +
- What does MCQ Markets charge buyers? +
- Can I list my classical car for sale on MCQ Markets? +

Stay in the loop

Follow us on social media to stay in the loop with our newest feature releases, drops, and tips and tricks for navigating our revolutionary platform.



About us

At MCQ Markets, we're redefining the way you invest in luxury assets.

OUR VISION

MCQ breaks down the barriers that once kept the most iconic and rare assets out of reach, making them accessible to a broader audience through the power of fractional ownership.

We believe in empowering individuals to build high-value asset portfolios that go beyond the ordinary. By offering shares in some of the world's most coveted cars, we provide you with an opportunity to invest in a piece of an icon—without the traditional burdens of full ownership, like storage, appraisal, and authenticity concerns.

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THE MCQUEEN TEAM

Meet the team driven by a shared passion for luxury and innovation. Get to know the minds behind MCQ Markets.

A collective of industry experts, car enthusiasts, and investment strategists committed to transforming the investment landscape.



Curt Hopkins

CEO, MCQ Markets



Lachlan DeFrancesco

Co-Founder, Chief of Cars



Jonathan Held

Head of Finance



Anthony Pezarro

Head of Brand & Marketing



Okan Altug

Co-founder



Paul Glavine

Co-founder

Join the Team

Our philosophy is simple — hire a team of diverse, passionate people and foster a culture that empowers you to do you best work.

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MCQUEEN LABS SERIES, LLC (THE COMPANY") IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL ONLY BE ABLE TO MAKE SALES AFTER AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE ISSUER WITH THE SEC HAS BEEN QUALIFIED BY THE SEC, ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

YOU MUST READ THE OFFERING DOCUMENTS FILED WITH THE SEC BEFORE INVESTING AND THE ADDITIONAL INFORMATION AVAILABLE AT: HTTPS://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/2025795/000149315224023512/PARTIIANDIII.HTM

How it Works

Discover. Invest. Share Investing in luxury assets has never been easier.



OUR OFFERING

MCQ Markets is empowering you to build generational wealth and high-value asset portfolios through the power of fractional ownership.

Helping you break into markets previously reserved for the wealthiest investors.

Sign Up

1

Create an Account

Create your account to get access and browse the MCQ Markets investment opportunities and offerings.

2

Browse our Marketplace

After signup you'll have access to all assets available on our platform. Buy, Build, and Creating your furture.

3

Buy Exclusive Assets

Each share is initially valued at $20 and the minimum investment is $500 (25 shares) per asset.

4

Liquidate Investment

Upon reaching their investment term, assets will aim to be sold either through auction or private transaction.

Own the dream. Share the journey.

We believe that investing in iconic assets is not just about owning a piece of luxury—it's about becoming part of a shared experience. When you own a fraction of a masterpiece, you're not just acquiring an asset; you're joining a community of passionate enthusiasts who appreciate the significance of these assets.

WHY IT WORKS

Fractional Ownership. Endless Possibilities.

Fractional ownership makes it possible to participate in rare investment opportunities that were once reserved for the one percent. For us, it's about dismantling barriers and creating accessibility to high-value assets, **for everyone.**

By owning factionalized shares, more people can now get access to luxury assets, providing a way to diversify your portfolio beyond traditional investments.

- Safe & Secure
- Easy & Accessible
- Creates Liquidity
- Diversification
- Shared Costs

MCQUEEN LABS SERIES, LLC (THE COMPANY") IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL ONLY BE ABLE TO MAKE SALES AFTER AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE ISSUER WITH THE SEC HAS BEEN QUALIFIED BY THE SEC, ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

YOU MUST READ THE OFFERING DOCUMENTS FILED WITH THE SEC BEFORE INVESTING AND THE ADDITIONAL INFORMATION AVAILABLE AT: HTTPS://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/2025795/000149315224023512/PARTIIANDIII.HTM

SEIZE THE MOMENT

Discover Assets in Offer



Lamborghini Countach 5000 QV

$20.00
Price Per Unit

Coming Soon Learn More



2012 Lexus LFA Pearl White

$20.00
Price Per Unit

Coming Soon Learn More



Starting Soon 00 : 00 : 00

Ferrari 512 BBi

Designed by Leonardo Fioravanti @ Pinanfarina. Among one of the last fully hand-built cars from Ferrari.

Coming Soon Learn More



Starting Soon 00 : 00 : 00

2014 Mercedes SLS AMG Black Series

With an estimation of only 350 being built worldwide and approximately 132 built for the US.

Coming Soon Learn More



Starting Soon 00 : 00 : 00

Restoration Projects: Coming Soon

Our restoration project offerings are coming soon. Stay tuned for more details and exciting updates!

Coming Soon

Stay in the loop

Follow us on social media to stay in the loop with our newest feature releases, drops, and tips and tricks for navigating our revolutionary platform.

Frequently Asked Questions

In a digital age of limitless possibilities, we embarked on a quest to redefine the standard of luxury cars.

- How does MCQ Markets choose which assets to acquire? +
- Why does MCQ Markets only offer Classic Cars? +
- Are there any risks involved in the securities that MCQ Markets offers? +
- What does MCQ Markets charge buyers? +
- Can I list my classical car for sale on MCQ Markets? +
- How can I contact MCQ Markets to make a complaint? +
- How can I learn about the compliance of each offering? +
- Who stores the assets that you sell shares in? +

https://mcqmarkets.com/faq

Have any additional questions?

Get in touch with us to answer any other questions you have.

Get in touch

MCQUEEN LABS SERIES, LLC (THE COMPANY") IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL ONLY BE ABLE TO MAKE SALES AFTER AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE ISSUER WITH THE SEC HAS BEEN QUALIFIED BY THE SEC, ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

YOU MUST READ THE OFFERING DOCUMENTS FILED WITH THE SEC BEFORE INVESTING AND THE ADDITIONAL INFORMATION AVAILABLE AT: HTTPS://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/2025795/000149315224023512/PARTIIANDIII.HTM

Let's Stay Connected

We are looking forward to hearing from you. Please reach out using the contact information provided below

Offices

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2045NW 1st Avenue, Miami, Florida 33127

United States

590 Madison Avenue, New York, NY 10022, United States

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25 Eccleston Place, London, SW1W 9NF, United Kingdom

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MCQUEEN LABS SERIES, LLC (THE COMPANY") IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL ONLY BE ABLE TO MAKE SALES AFTER AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE ISSUER WITH THE SEC HAS BEEN QUALIFIED BY THE SEC, ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

YOU MUST READ THE OFFERING DOCUMENTS FILED WITH THE SEC BEFORE INVESTING AND THE ADDITIONAL INFORMATION AVAILABLE AT: HTTPS://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/2025795/000149315224023512/PARTIIANDIII.HTM

Automotive: Super Car / Lamborghini Countach 5000 QV





COLLECTIBLE SUPER CAR

Lamborghini Countach 5000 QV

Manufactured: 1986

Produced between 1985 and 1988 with only 610 units being made, The 5000QV was the fourth evolution of the Countach, with a 5.2 liter V12 with four valves per cylinder hence the name Quattrovalvole... read more...

Starting Soon 00 : 00 : 00

Price Per Unit	Max. Offering
$20.00 USD	$343,860 USD

Coming Soon

Overview | Attributes

Lamborghini Countach 5000QV (Quattrovalvole) produced between 1985 and 1988 with only 610 units being made. The 5000QV was the fourth evolution of the Countach, with a 5.2 liter V12 with four valves per cylinder hence the name Quattrovalvole. Producing 455 horsepower and 369 lb/ft of torque this was the most powerful of the original Countachs. With all that power it was capable of 185mph and could go from a standstill to 60 mph in 4.8 seconds.

Designed by the late Marcello Gandini, the distinctive wedge shape would become Gandini's signature.

Automotive: Super Car / Ferrari 512 BBi





COLLECTIBLE SUPER CAR

Ferrari 512 BBi

Manufactured: 1981 - 1984

Designer : Leonardo Fioravanti @ Pinanfarina

The (BB) Berlinetta Boxer story starts in 1971 at the Turin Motor Show. Ferrari introduced the 365 GT4 BB with a 180-degree V12 (technically not a boxer engine) to compete with the likes of the Lamborghini Miura. Just under 400 of the 365 GT4 BB... read more...

Starting Soon 00 : 00 : 00

Price Per Unit	Max. Offering
$20.00 USD	$255,280 USD

Coming Soon

Overview | Attributes

Designer : Leonardo Fioravanti @ Pinanfarina

The (BB) Berlinetta Boxer story starts in 1971 at the Turin Motor Show. Ferrari introduced the 365 GT4 BB with a 180-degree V12 (technically not a boxer engine) to compete with the likes of the Lamborghini Miura. Just under 400 of the 365 GT4 BB were made before the replacement 512 BB was released.

Introduced at the 1976 Paris Salon, keeping the Flat 180-degree V12 but the engine displacement growing to 4942-cc from a 4390.35-cc due to the larger bore, and different crankshaft. Unfortunately, this car was not officially sold to the US because of American emission laws in the early 80s constantly changing, they had to be brought in and modified to comply with those emission laws at specialist shops. Fast forward to 1981 at the Frankfurt Salon, out came the 512 BBi. The final edition of the Berlinetta Boxer marque.

Scrapping the four triple choke Weber carburettors for a newer cleaner Bosch K-Jetronic mechanical fuel injection, hence the "i". With the flat V12 remaining untouched. Cosmetic changes consisted of a shorter front grille, exposed driving lights, rectangular parking lights. it was still not sold in the US. Despite the cleaner fuel injector, it still was not sold in the US. Among one of the last fully hand-built cars from Ferrari.

Automotive: Super Car / 2012 Lexus LFA Pearl White





COLLECTIBLE SUPER CAR

2012 Lexus LFA Pearl White

Manufactured: 2012

Limited to just 500 units worldwide, the Lexus LFA stands as a timeless icon of automotive excellence, captivating enthusiasts with its unmatched blend of performance, craftsmanship, and exclusivity... read more...

Starting Soon 00 : 00 : 00

Price Per Unit	Max. Offering
$20.00 USD	$518,560 USD

Coming Soon

Overview Attributes

The Lexus LFA, a marvel of automotive engineering, stands as a testament to Lexus's pursuit of perfection. Crafted with precision and passion, this supercar showcases a stunning exterior design that seamlessly blends aerodynamics with elegance. Beneath its sleek hood resides a hand-built 4.8-liter V10 engine, delivering an awe-inspiring 553 horsepower and a spine-tingling exhaust note that resonates with pure exhilaration. Mated to a lightning-fast six-speed automated manual transmission, the LFA accelerates with ferocious intensity, reaching 0-60 mph in just 3.6 seconds.

Its lightweight carbon fiber construction and advanced chassis technology ensure razor-sharp handling and unparalleled responsiveness, making every twist and turn an unforgettable experience. Inside, the cockpit envelops the driver in luxury and sophistication, with premium materials and cutting-edge technology seamlessly integrated to enhance the driving experience.

Limited to just 500 units worldwide, the Lexus LFA stands as a timeless icon of automotive excellence, captivating enthusiasts with its unmatched blend of performance, craftsmanship, and exclusivity.

MCQUEEN LABS SERIES, LLC (THE COMPANY") IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL ONLY BE ABLE TO MAKE SALES AFTER AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE ISSUER WITH THE SEC HAS BEEN QUALIFIED BY THE SEC, ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

YOU MUST READ THE OFFERING DOCUMENTS FILED WITH THE SEC BEFORE INVESTING AND THE ADDITIONAL INFORMATION AVAILABLE AT: HTTPS://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/2025795/000149315224023512/PARTIIANDIII.HTM





COLLECTIBLE SUPER CAR

Mercedes SLS AMG Black Series: Solar Beam Yellow

Manufactured: 2014

With an estimation of only 350 being built worldwide and approximately 130 built for the US. The SLS Black Series is a more high performance, track oriented version of the standard Mercedes SLS. Featuring a 6.2 litre naturally aspirated V8, spitting out 622 horsepower and 468 lb/ft of torque... read more...

Starting Soon 00 : 00 : 00

Price Per Unit	Max. Offering
- USD	- USD

Coming Soon

Overview | Attributes

With an estimation of only 350 being built worldwide and approximately 130 built for the US. The SLS Black Series is a more high performance, track oriented version of the standard Mercedes SLS. Featuring a 6.2 litre naturally aspirated V8, spitting out 622 horsepower and 468 lb/ft of torque.

Thanks to the extensive use of carbon fibre the car weighs 3,415. A full 150 lbs lighter than the standard SLS variant. With Mercedes attempting to build the closest thing to a road legal version of their SLS GT3 race car, the black series also received a wide range of upgrades consisting of a new suspension, and a noticeable body kit.

Source: *MCQ Markets*

September 30, 2024 08:48 ET

MCQ Markets Welcomes IndyCar Stars Patricio O'Ward, Romain Grosjean, Callum Ilott, and Devlin DeFrancesco as Brand Ambassadors

MIAMI, Sept. 30, 2024 (GLOBE NEWSWIRE) -- MCQ Markets, the innovative platform offering fractional ownership of luxury assets, is thrilled to announce its exciting new lineup of brand ambassadors: internationally acclaimed IndyCar drivers Patricio O'Ward, Romain Grosjean, Callum Ilott, and Devlin DeFrancesco. These influential athletes, known for their achievements both on and off the racetrack, will champion MCQ Markets' mission to democratize access to high-value luxury investments.

This milestone partnership brings together elite athletes who embody performance, precision, and passion—qualities at the core of MCQ Markets' vision. Each ambassador will not only champion the platform's unique offering, but will also share their personal journeys as integral members of the MCQ Markets family.

Curt Hopkins, CEO of MCQ Markets, expressed his enthusiasm, stating "We're thrilled to welcome Patricio, Romain, Callum and Devlin as ambassadors. Their global influence and passion for high-performance luxury align perfectly with our mission of making luxury assets accessible to all."

Meet Our Ambassadors

IndyCar driver Patricio "Pato" O'Ward is a rising star in the world of motorsports. As one of the most exciting talents in the series, O'Ward has secured numerous podium finishes and race wins, capturing the attention of fans worldwide.

"I've always been driven by the pursuit of excellence, both on the track and in life. MCQ Markets is redefining how people invest in luxury, making it possible for anyone to own a piece of something extraordinary. I'm proud to be part of a brand that provides people the opportunity to invest in what they love," shared O'Ward.

Famed former Formula 1 driver and current IndyCar star Romain Grosjean has captured the hearts of motorsports fans with his resilience, skill, and tenacity. "I've spent my career surrounded by some of the most incredible machines in the world, and now, more people can experience that thrill of ownership. Fractional ownership opens doors for anyone to invest allowing anyone to invest in assets that were once out of reach, and I'm thrilled to be part of this innovative platform," said Grosjean.

British racing driver Callum Ilott has established himself as one of the most promising talents in motorsports. He added, “Racing is all about timing, precision, and making smart decisions. Investing is no different. Through this platform, everyday investors have the opportunity to make strategic decisions by owning fractional shares in rare luxury assets. I’m honored to partner with a platform that’s making these incredible opportunities accessible.”

Canadian-Italian racing driver Devlin DeFrancesco quickly made a name for himself competing at the highest levels of IndyCar. DeFrancesco’s journey has taken him from karting championships to competing in the prestigious IndyCar series.

“Motorsports has been the all consuming sport and passion of my life since I was 5 years old, driving some of the coolest cars on the planet all over the world. It's amazing to be a part of bridging the gap in this sector, giving people the opportunity to enjoy and invest in luxury assets,” he shared.

About MCQ Markets

MCQ Markets is redefining luxury asset ownership by making exotic automobiles attainable through its innovative fractional ownership model. The platform serves both passionate enthusiasts and seasoned investors, democratizing luxury ownership and allowing more individuals to invest in and benefit from assets that ideally will appreciate in value over time.

For more information, please visit: https://www.mcqmarkets.com/

No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the issuer with the SEC has been qualified by the SEC, any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. You must read the offering documents filed with the SEC before investing and the additional information available at: https://www.sec.gov/Archives/edgar/data/2025795/000149315224023512/partiiandiii.htm

Contact Information:

MCQ Markets Media Contact
Email: press@mcqmarkets.com